INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Amendment No. 2 to Registration Statement No. 811-09735 on Form N-1A of Master Focus Twenty Trust of our reports dated January 12, 2001, on Master Focus Twenty Trust and Mercury Focus Twenty Fund, Inc., both appearing in the Fund's November 30, 2000 Annual Report.


/s/ Deloitte & Touche LLP

Princeton, New Jersey
March 23, 2001